As filed with the Securities and Exchange Commission on June 3, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OWENS CORNING

(Exact name of registrant as specified in charter)

Delaware	43-2109021
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Owens Corning Parkway

Toledo, Ohio 43659

(419) 248-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen K. Krull

Senior Vice President, General Counsel and Secretary

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

(419) 248-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry A. Barden

Lisa J. Reategui

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Telephone: (312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Debt Securities
Guarantees (3)

(1)	An indeterminate amount of debt securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)	Guarantees of Owens Corning’s Debt Securities by certain of Owens Corning’s subsidiaries. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is required for the guarantees.

Table of Additional Registrants

Exact name of registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. employer identification number
CDC Corporation	Wisconsin	39-1830456
Engineered Pipe Systems, Inc.	Delaware	34-1870323
Eric Company	Delaware	34-1162113
Falcon Foam Corporation	Delaware	34-1810126
INTEGREX Ventures LLC	Delaware	34-1921499
IPM Inc.	Delaware	51-0336727
Jefferson Holdings, Inc.	Delaware	58-2407011
Modulo USA LLC	Delaware	45-0556704
OCCV1, Inc.	Delaware	20-5580634
OCCV2, LLC	Delaware	20-5581329
OCV Fabrics US, Inc.	Maine	23-3045916
Owens Corning Composite Materials, LLC	Delaware	35-2273537
Owens Corning Construction Services, LLC	Delaware	36-4590392
Owens Corning Masonry Products, LLC (f/k/a Owens Corning Cultured Stone, LLC)	Delaware	61-1504835
OCV Intellectual Capital, LLC (f/k/a Owens-Corning Fiberglas Technology II, LLC)	Delaware	83-0466000
Owens Corning Foam Insulation, LLC	Delaware	38-3737830
Owens Corning Franchising, LLC	Delaware	32-0181362
Owens-Corning Funding Corporation	Delaware	34-1788139
Owens Corning HOMExperts, Inc.	Delaware	32-0176636
Owens Corning HT, Inc.	Delaware	34-1830879
Owens Corning Insulating Systems, LLC	Delaware	37-1525228
Owens Corning Intellectual Capital, LLC	Delaware	83-0485853
Owens Corning Overseas Holding, Inc.	Delaware	34-1794022
Owens Corning Roofing and Asphalt, LLC	Delaware	32-0176634
Owens Corning Sales, LLC (f/k/a Owens Corning Sales, Inc.)	Delaware	74-3189734
Owens Corning Science and Technology, LLC	Delaware	30-0369347
Owens Corning U.S. Holdings, LLC	Delaware	30-0369361
Palmetto Products, Inc.	Delaware	34-1560647
Soltech, Inc.	Kentucky	35-1575937

*	The address for each of the additional registrants’ principal executive office is One Owens Corning Parkway, Toledo, Ohio 43659, and the telephone number for each of the additional registrants’ principal executive office is (419) 248-8000.

PROSPECTUS

OWENS CORNING

Debt Securities

Guarantees

We may offer debt securities and related guarantees from time to time in one or more series. We will provide specific terms of any offering of these debt securities and related guarantees, together with the terms of the offering, the initial public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We may sell these debt securities and related guarantees on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of debt securities. If any agents, dealers or underwriters are involved in the sale of any debt securities and related guarantees, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of debt securities and related guarantees will be the initial public offering price of those debt securities less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those debt securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those debt securities and related guarantees.

Our principal executive offices are located at One Owens Corning Parkway, Toledo, Ohio 43659, and our telephone number at that address is (419) 248-8000. Our website is located at www.owenscorning.com. Information on our website does not constitute part of this prospectus.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2009.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, is available to you without charge upon written or oral request to: Owens Corning, One Owens Corning Parkway, Toledo, Ohio 43659, Attention: Corporate Secretary, (419) 248-8000.

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, or the “Securities Act.” Under the automatic shelf process, we may, over time, offer and sell the debt securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. This prospectus only provides you with a general description of the debt securities we may offer. Each time we offer and sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of those debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you make any investment decision, you should read both this prospectus and any prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated or deemed to be incorporated by reference herein or any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

The exhibits to our registration statement contain the full text of certain agreements and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the debt securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise expressly set forth or as the context otherwise indicates:

•	The term “Predecessor” refers to Owens Corning Sales, LLC (formerly known as Owens Corning), prior to its emergence from bankruptcy on October 31, 2006.

•

The terms “Owens Corning,” “the Company,” “we,” “our” and “us” refer to Owens Corning (formerly known as Owens Corning (Reorganized) Inc.), a Delaware corporation, and its subsidiaries, after Predecessor’s emergence from bankruptcy.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we have already filed with the SEC (file number 1-33100) and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or the “Exchange Act” (other than any portion of such filings that are furnished under applicable SEC rules rather than filed):

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009; and

•	Current Report on Form 8-K filed with the SEC on June 2, 2009.

Our SEC filings are available free of charge through our Internet website at www.owenscorning.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. However, the information on our Internet site is not part of this prospectus or any accompanying prospectus supplement or other offering materials. You may also request a copy of our SEC filings at no cost, by writing or telephoning us at:

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

Attention: Corporate Secretary

Telephone: (419) 248-8000

Our SEC filings are also available at the SEC’s Web site at http://www.sec.gov. You may also read and copy any documents that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus and the materials we have filed or will file with the SEC (as well as information included in our other written or oral statements) contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements present our current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “project,” “strategy,” “will” and other terms of similar meaning or import in connection with any discussion of future operating, financial or other performance. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in the statements. These risks, uncertainties and other factors include, without limitation:

•	economic and political conditions, including new legislation or other governmental actions;

•	levels of residential and commercial construction activity;

•	competitive factors;

•	pricing pressures;

•	weather conditions;

•	our level of indebtedness;

•	industry and economic conditions that adversely affect the market and operating conditions of our customers, suppliers or lenders;

•	availability and cost of raw materials;

•	availability and cost of credit;

•	interest rate movements;

•	issues involving implementation of acquisitions, divestitures and joint ventures;

•	our ability to utilize our net operating loss carryforwards;

•	achievement of expected synergies, cost reductions and/or productivity improvements;

•	issues involving implementation of new business systems;

•	foreign exchange fluctuations;

•	the success of research and development activities;

•	difficulties in managing production capacity; and

•	labor disputes.

All forward-looking statements in this prospectus should be considered in the context of the risk and other factors described above and as detailed from time to time in the Company’s SEC filings. Any forward-looking statements speak only as of the date the statement is made and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

OWENS CORNING

Owens Corning, a global company incorporated in Delaware, is headquartered in Toledo, Ohio, and is a world leader in composite and building materials systems, delivering a broad range of high-quality products and services. Since Owens Corning was founded in 1938, the Company has continued to grow as a market-leading innovator of glass fiber technology. Our products range from glass fiber used to reinforce composite materials used in transportation, electronics, marine, wind energy and other high-performance markets to insulation, roofing and manufactured stone veneer used in residential, commercial and industrial applications.

Our business operations fall within two reportable segments, Composites and Building Materials. Composites includes our Reinforcements and Downstream businesses. Building Materials includes our Insulation, Roofing and Other businesses. Through these lines of business, we manufacture and sell products worldwide. We maintain leading market positions in many of our major product categories.

RISK FACTORS

An investment in our debt securities involves significant risks. Before purchasing any debt securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2008, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of debt securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or applied to repay short-term debt prior to their stated use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Owens Corning						Predecessor
	Three Months Ended March 31, 2009		Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	Two Months Ended December 31, 2006		Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005		Twelve Months Ended December 31, 2004
Ratio of Earnings to Fixed Charges(a)	(b	)	1.7	1.1	(c	)	33.6	(d	)	12.8

(a)	For purposes of calculating our ratio of earnings to fixed charges:

•	earnings consists of earnings (loss) from continuing operations before taxes plus (i) fixed charges, as defined below, and (ii) amortization of capitalized interest less capitalized interest;

•	fixed charges consists of (i) the portion of rents representative of interest expense, (ii) interest on indebtedness, including amortization of deferred loan costs, and (iii) capitalized interest; and

•	the consolidated ratio of earnings to fixed charges is determined by dividing earnings, as defined above, by fixed charges, as defined above.

(b)	We would have had to generate additional earnings of $45 million in the three months ended March 31, 2009, in order to achieve a coverage ratio of 1:1.

(c)	Due to the losses incurred for adjustments due to bankruptcy proceedings, we would have had to generate additional earnings of $107 million in the two months ended December 31, 2006 in order to achieve a coverage ratio of 1:1.

(d)	Due to the losses incurred for adjustments due to bankruptcy proceedings, we would have had to generate additional earnings of $4.506 billion in the twelve months ended December 31, 2005, in order to achieve a coverage ratio of 1:1.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities in one or more series. Debt securities will be issued under the indenture dated as of June 2, 2009, among us, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee, or any other indenture which we identify in a prospectus supplement (we refer to the indenture dated as of June 2, 2009, and any such other indenture, as the “indenture”). We have summarized below the material provisions of the indenture. However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the indenture. Definitions of certain terms used in this “Description of Debt Securities” may be found below under “—Certain Definitions.” In this “Description of Debt Securities,” “we,” “us,” “our” and similar words refer to Owens Corning and not any of its subsidiaries.

General

The debt securities will be our general obligations and will rank on a parity with our other unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to our senior secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The debt securities will be fully and unconditionally guaranteed as described below by each of our current and future U.S. subsidiaries that is a borrower or a guarantor under the Credit Agreement (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”). Each guarantee of the debt securities will be a general obligation of the Subsidiary Guarantors and will rank on a parity with the other unsecured and unsubordinated indebtedness of the Subsidiary Guarantors. The guarantees will be effectively subordinated to any secured indebtedness of the Subsidiary Guarantors, to the extent of the value of the collateral securing such indebtedness.

We may issue the debt securities in one or more series, as authorized from time to time by our Board of Directors, any committee of our Board of Directors or any duly authorized officer. The indenture does not limit our ability to incur additional indebtedness, nor does it afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving our company. However, the indenture provides that neither we nor any of the Subsidiary Guarantors may subject certain of our property or assets to any mortgage or other encumbrance unless the debt securities are secured equally and ratably with or prior to that other secured indebtedness. See “Certain Covenants” below. Reference is made to the applicable prospectus supplement for information with respect to any additions to, or modifications or deletions of, the events of default or covenants described below.

We will describe in a supplement to this prospectus the particular terms of any debt securities being offered, any modifications of or additions to the general terms of the debt securities and any U.S. Federal income tax considerations that may be applicable in the case of offered debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.

The applicable prospectus supplement will describe specific terms relating to the series of debt securities being offered. These terms will include some or all of the following:

•	the title of the series of debt securities;

•	the aggregate principal amount and authorized denominations (if other than $1,000 and integral multiples of $1,000);

•	the initial public offering price;

•	the original issue and stated maturity date or dates;

•	the interest rate or rates (which may be fixed or floating), if any, the method by which the rate or rates will be determined and the interest payment and regular record dates;

•	the manner and place of payment of principal and interest, if any;

•	if other than U.S. dollars, the currency or currencies in which payment of the initial public offering price and/or principal and interest, if any, may be made;

•	whether (and if so, when and at what price) we may be obligated to repurchase the debt securities;

•	whether (and if so, when and at what price) the debt securities can be redeemed by us or the holder;

•	under what circumstances, if any, we will pay additional amounts on the debt securities to non-U.S. holders in respect of taxes;

•	whether the debt securities will be issued in registered or bearer form (with or without coupons) and, if issued in the form of one or more global securities, the depositary for such securities;

•	where the debt securities can be exchanged or transferred;

•

whether the debt securities may be issued as original issue discount securities, and if so, the amount of discount and the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

•	whether (and if so, when and at what rate) the debt securities will be convertible into shares of our common stock;

•	whether there will be a sinking fund;

•	provisions, if any, for the defeasance or discharge of the debt securities;

•	any addition to, or modification or deletion of, any events of default or covenants contained in the indenture relating to the debt securities; and

•	any other terms of the series.

If we issue original issue discount securities, we will also describe in the applicable prospectus supplement the U.S. Federal income tax consequences and other special considerations applicable to those securities.

We are not required to issue all of the debt securities of a series at the same time, and debt securities of the same series may vary as to interest rate, maturity and other provisions. Unless otherwise provided in the applicable prospectus supplement, the aggregate principal amount of a series may be increased and additional debt securities of such series may be issued.

Denominations, Registration, Transfer and Exchange

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof, and will be payable only in U.S. dollars. For more information regarding debt securities issued in global form, see “—Book-Entry, Delivery and Form” below. Unless otherwise indicated in the applicable prospectus supplement, any debt securities we issue in bearer form will have coupons attached.

Registered debt securities of any series will be exchangeable for other registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions. If so provided in the applicable prospectus supplement, to the extent permitted by law, debt securities of any series issued in bearer form which by their terms are registrable as to principal and interest may be exchanged, at the option of the holders, for registered debt securities of the same series in the same aggregate principal amount and having the same stated maturity date and other terms and conditions, upon surrender of those securities at the corporate trust office of the trustee or at any other office or agency designated by us for the purpose of making any such exchanges. Except in certain limited circumstances, debt securities issued in bearer form with coupons surrendered for exchange must be surrendered with all unmatured coupons and any matured coupons in default attached thereto.

Upon surrender for registration of transfer of any registered debt security of any series at the office or agency maintained for that purpose, we will execute, and the trustee will authenticate and deliver, in the name of the designated transferee, one or more new registered debt securities of the same series in the same aggregate principal amount of authorized denominations and having the same stated maturity date and other terms and conditions. We may not impose any service charge, other than any required tax or other governmental charge, on the transfer or exchange of debt securities.

We are not required (i) to issue, register the transfer of or exchange debt securities of any series during the period from the opening of business 15 days before the day a notice of redemption relating to debt securities of that series selected for redemption is sent to the close of business on the day that notice is sent, or (ii) to register the transfer of or exchange any debt security so selected for redemption, except for the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

If we issue a series of debt securities only in registered form, we will maintain in each place of payment for those debt securities an office or agency where the debt securities may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities and the indenture. We may also maintain an office or agency in a place of payment for that series of debt securities located outside the United States, where any registered debt securities of a series may be surrendered for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the debt securities and the indenture.

We will give prompt written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee as our agent to receive all presentations, surrenders, notices and demands with respect to the applicable series of debt securities.

Certain Covenants

Unless otherwise specified in the applicable prospectus supplement, the following covenants apply to the debt securities:

Limitation on Mortgages and Liens. Neither we nor any of our Subsidiaries may create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for, any Lien upon any Principal Property or upon the Capital Stock of any Subsidiary without equally and ratably securing any debt securities then outstanding, unless the aggregate principal amount of all outstanding Indebtedness of Owens Corning and its Subsidiaries that is secured by Liens (other than Permitted Liens) on any Principal Property or upon the Capital Stock of any Subsidiary (in each case, now owned or hereafter acquired) plus the amount of all outstanding Attributable Debt incurred pursuant to the first bullet under the covenant entitled “Limitation on Sales and Leaseback Transactions” would not exceed 10% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of the Lien. However, this limitation does not apply to certain Permitted Liens as described in the indenture, including:

•	Liens existing on the date of the indenture;

•	Liens in favor of the Company or any of its Subsidiaries;

•

Liens on property owned by a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Subsidiaries, which existed prior to the contemplation of such merger or consolidation;

•	Liens on acquired property existing at the time of the acquisition, which existed prior to the contemplation of such acquisition;

•	Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other similar obligations;

•	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; and

•

any extension, renewal or replacement of any Lien otherwise permitted by this section, so long as (1) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien and (2) the indebtedness secured by the new Lien is not greater than the indebtedness secured by the original Lien.

Limitation on Sale and Leaseback Transactions. Neither we nor any of our Subsidiaries may sell any Principal Property owned on the date of the indenture with the intention of taking back a lease of that property for a period of more than three years other than leases between the Company and any of its Subsidiaries or leases between Subsidiaries, unless:

•

after giving effect thereto, the aggregate amount of all outstanding Attributable Debt with respect to all such transactions, plus the amount of outstanding indebtedness secured by a Lien (other than a Permitted Lien) upon any Principal Property or upon the Capital Stock of any Subsidiary (in each case, now owned or hereafter acquired) incurred without equally and ratably securing the debt securities pursuant to the covenant entitled “Limitation on Liens,” would not exceed 10% of Consolidated Net Tangible Assets calculated at the time of the transaction; or

•

within 120 days after such sale and leaseback transaction, Owens Corning or such Subsidiary applies an amount equal to the greater of the net proceeds of such sale and leaseback transaction and the fair market value at the time of the transaction of the Principal Property so leased to the retirement of Funded Debt of Owens Corning or any of its Subsidiaries.

Covenant to File Reports. We will file with the trustee, within 15 days after we are required to file with the SEC, copies of the annual reports and of the information, documents, and other reports which we have so filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

Merger or Consolidation

We may not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not Owens Corning is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Owens Corning and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

•

either (a) we are the survivor formed by or resulting from such consolidation or merger or (b) the surviving or successor entity is a corporation or limited liability company organized or existing under the laws of the United States, any State of the United States or the District of Columbia;

•

the surviving or successor entity (if other than Owens Corning) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Owens Corning under the debt securities and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee;

•	immediately after completion of the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, has occurred and is continuing; and

•

the surviving or successor entity shall have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that such transaction and any supplemental indenture entered into in connection with such transaction comply with the indenture provisions and that all conditions precedent in the indenture relating to such transaction have been complied with.

In addition, Owens Corning may not, directly or indirectly, lease all or substantially all of the properties or assets of Owens Corning and its Subsidiaries, taken as a whole, in one or more related transactions, to another person. However, this restriction on mergers and consolidations shall not apply to:

•	a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

•	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

Additional Subsidiary Guarantees

We will not permit any of our domestic subsidiaries to, directly or indirectly, guarantee any person’s obligations under our Credit Agreement unless such Subsidiary is a Subsidiary Guarantor or concurrently executes a supplemental indenture and a guarantee.

Events of Default

“Event of Default” means, with respect to a series of debt securities, any of the following events:

•	failure to pay interest on the debt securities of such series, which failure continues for a period of 30 days after payment is due;

•	failure to make any principal or premium payment on the debt securities of such series when due;

•

failure to comply with any covenant or other agreement in the indenture or any term in the debt securities for 60 days after we receive notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding voting as a single class;

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed (or the payment of which is guaranteed by Owens Corning or any of its Subsidiaries), whether such indebtedness now exists, or is created after the date of the indenture, and which default (i) is caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity; and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization of our company;

•

except as permitted by the indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its guarantee; or

•	any other event of default provided with respect to debt securities of such series pursuant to the indenture.

In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to Owens Corning, any Subsidiary of Owens Corning that is a Significant Subsidiary or any group of Subsidiaries of Owens Corning that, taken together, would constitute a Significant Subsidiary, all outstanding debt securities of each series will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of a particular series may declare all the debt securities of such series to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding debt securities of a particular series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest or premium, on such debt securities, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture with respect to any series of debt securities at the request or direction of any holders of such series of debt securities unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no holder of a debt security of a particular series may pursue any remedy with respect to the indenture or such series of debt securities unless:

(1) such holder has previously given the trustee notice that an event of default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of a particular series by notice to the trustee may, on behalf of the holders of all of the debt securities of such series, rescind an acceleration or waive any existing default or event of default and its consequences under the indenture except a continuing default or event of default in the payment of interest or premium on, or the principal of, the debt securities of such series.

We are required to deliver to the trustee annually a certificate regarding compliance with the indenture. Upon becoming aware of any default or event of default, we are required to deliver to the trustee a statement specifying such default or event of default.

Modification or Waiver

We and the trustee may, at any time and from time to time, amend the indenture without the consent of the holders of outstanding debt securities for any of the following purposes:

•	to effect the assumption of our obligations under the indenture by a successor corporation;

•	to impose additional covenants and events of default for the benefit of the holders of any series of debt securities;

•

to add or change any of the provisions of the indenture relating to the issuance or exchange of debt securities of any series in registered form, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of such series or related coupons in any material respect;

•

to change or eliminate any of the provisions of the indenture, but only if the change or elimination becomes effective when there is no outstanding debt security of any series or related coupon which is entitled to the benefit of such provision and as to which such modification would apply;

•	to secure the debt securities;

•

to supplement any of the provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of any series or related coupons in any material respect;

•	to establish the form or terms of the debt securities and coupons, if any, of any series as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture to facilitate the administration of the trusts by more than one trustee;

•

to correct any mistakes or defects in the indenture, but only if such action does not adversely affect the interests of the holders of outstanding debt securities of any series or related coupons in any material respect;

•	to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the debt securities of a particular series; and

•	to comply with requirements of the SEC in order to effect or maintain the qualification of this indenture under the Trust Indenture Act of 1939.

In addition, we and the trustee may modify the indenture with the consent of the holders of not less than a majority in principal amount of each series of outstanding debt securities affected by such modification to add, change or eliminate any provision of, or to modify the rights of holders of debt securities of such series under, the indenture. But we may not take any of the following actions without the consent of each holder of outstanding debt securities affected thereby:

•

change the stated maturity of the principal of, or any installment of interest on, the debt securities of any series or related coupon, reduce the principal amount thereof, the interest thereon or any premium payable upon redemption thereof, change the currency or currencies in which the principal, premium or interest is denominated or payable;

•	reduce the amount of, or impair the right to institute suit for the enforcement of, any payment on the debt securities of any series following maturity thereof;

•	reduce the percentage in principal amount of outstanding debt securities of any series required for consent to any waiver of defaults or compliance with certain provisions of the indenture; or

•

modify any provision of the indenture relating to modifications and waivers of defaults and covenants, except to increase any such percentage or to provide that certain other provisions cannot be modified or waived without the consent of each holder of outstanding debt securities affected thereby.

A modification with respect to one or more particular series of debt securities and related coupons, if any, will not affect the rights under the indenture of the holders of debt securities of any other series and related coupons, if any.

The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default under the indenture with respect to the debt securities of such series, except a default (i) in the payment of principal of, premium, if any, or interest on such series or (ii) in respect of a covenant or provision which, as described above, cannot be modified or amended without the consent of each holder of debt securities of such series. Upon any such waiver, the default will cease to exist with respect to the debt securities of such series and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the debt securities of such series under the indenture, but the waiver will not extend to any subsequent or other default or impair any right consequent thereon.

We may elect in any particular instance not to comply with certain covenants set forth in the indenture or the debt securities of any series (except as otherwise provided in the covenants described above under “—Certain Covenants”) if, before the time for such compliance, the holders of at least a majority in principal amount of the outstanding debt securities of such series either waive compliance in that instance or generally waive compliance with those provisions, but the waiver may not extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, our obligations and the duties of the trustee in respect of any such provision will remain in full force and effect.

Discharge, Legal Defeasance and Covenant Defeasance

We may be discharged from all of our obligations with respect to the outstanding debt securities of any series (except as otherwise provided in the indenture) when:

•

either (i) all the debt securities of such series and related coupons, if any, have been delivered to the trustee for cancellation, or (ii) all the debt securities of such series and related coupons, if any, not delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice by the trustee;

and we, in the case of clause (ii), have irrevocably deposited or caused to be deposited with the trustee, in trust, an amount in U.S. dollars sufficient for payment of all principal of, premium, if any, and interest on those debt securities when due or to the date of deposit, as the case may be; provided, however, in the event a petition for relief under any applicable federal or state bankruptcy, insolvency or other similar law is filed with respect to our company within 91 days after the deposit and the trustee is required to return the deposited money to us, our obligations under the indenture with respect to those debt securities will not be deemed terminated or discharged;

•	we have paid or caused to be paid all other sums payable by us under the indenture;

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with; and

•

we have delivered to the trustee an opinion of counsel of recognized standing in respect of U.S. federal income tax matters or a ruling of the Internal Revenue Service to the effect that holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and discharge.

We may elect (i) to be discharged from our obligations with respect to the outstanding debt securities of any series (except as otherwise specified in the indenture) or (ii) to be released from our obligation to comply with the provisions of the indenture described above under “—Certain Covenants” and under “—Merger or Consolidation” with respect to the outstanding debt securities of any series (and, if so specified, any other obligation or restrictive covenant added for the benefit of the holders of such series of debt securities), in either case, if we satisfy each of the following conditions:

•

we deposit or cause to be deposited irrevocably with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of debt securities of such series money or the equivalent in U.S. government securities, or any combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, for payment of all principal of, premium, if any, and interest on the outstanding debt securities of such series when due;

•	such deposit does not cause the trustee with respect to the debt securities of such series to have a conflicting interest with respect to the debt securities of such series;

•	such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•

on the date of such deposit, there is no continuing Event of Default with respect to the debt securities of such series or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the debt securities of such series and, with respect to the option under clause (i) above only, no Event of Default with respect to such series under the provisions of the indenture relating to certain events of bankruptcy or insolvency or event which, with notice or lapse of time or both, would become an Event of Default with respect to such series under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and

•

we deliver to the trustee an opinion of counsel of recognized standing in respect of U.S. federal income tax matters or a ruling of the Internal Revenue Service to the effect that the holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance or discharge.

Notwithstanding the foregoing, if we exercise our option under clause (ii) above and an Event of Default with respect to such series of debt securities under the provisions of the indenture relating to certain events of bankruptcy or insolvency or event which, with notice or lapse of time or both, would become an Event of Default with respect to such series of debt securities under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit, our obligation to comply with the provisions of the indenture described above under “—Certain Covenants” and under “—Merger or Consolidation” with respect to those debt securities will be reinstated.

The Trustee Under the Indenture

We maintain ordinary banking relationships and, from time to time, obtain credit facilities and lines of credit with a number of banks, including the trustee, Wells Fargo Bank, National Association.

Book-Entry, Delivery and Form

We may issue the debt securities of a series in whole or in part in global form that we will deposit with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. We will make payments of principal of, and premium, if any, and interest on debt securities represented by a global security to the trustee and then by the trustee to the depositary.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. We will describe additional or differing terms of the depositary arrangements in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of securities take physical delivery of those securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

We will make payments due on any debt securities represented by a global security to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

Neither we nor the trustee nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that DTC will take any action permitted to be taken by a holder of securities (including the presentation of securities for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the debt securities represented by a global security, DTC will exchange each global security for definitive securities, which it will distribute to its participants.

If the depositary for any of the debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the obligor within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the obligor or trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the debt securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Certain Definitions

We have summarized below certain defined terms as used in the indenture. We refer you to the indenture for the full definition of these terms.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of the determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Business Day” means, unless otherwise provided with respect to a series of Securities, any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Consolidated Net Tangible Assets” means the aggregate amount of assets of the Company and its Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any current liabilities constituting Funded Debt by reason of being extendible or renewable), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (c) minority equity interests in any Subsidiary of the Company that is not a Wholly-Owned Subsidiary, all as set forth on or included in the balance sheet of the Company and its Subsidiaries for its most recent completed fiscal quarter for which internal financial statements are available computed in accordance with GAAP.

“Credit Agreement” means the Credit Agreement executed on October 31, 2006, among the Company, the lending institutions party thereto and Citibank N.A., as administrative agent, and any related notes, Guarantees, collateral documents, instruments and agreements to be executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced in whole or in part from time to time.

“Funded Debt” means all Indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, of any Person, for the repayment of borrowed money having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of such Person. For the purpose of determining “Funded Debt” of any Person, there will be excluded any particular Indebtedness if, on or prior to the maturity thereof, there will have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such Indebtedness.

“GAAP” means, as to a particular Person, such accounting principles as, in the opinion of the independent public accountants regularly retained by such Person, conform at the time to accounting principles generally accepted in the United States.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate agreements, interest rate cap agreements and interest rate collar agreements or other similar agreements or arrangements;

(2) foreign exchange contracts and currency protection agreements or other similar agreements or arrangements; and

(3) any commodity futures contract, commodity option or other similar agreements or arrangements.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Permitted Liens” means:

(1) Liens existing on the date of the indenture;

(2) Liens in favor of the Company or any of its Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(7) any extension, renewal or replacement of any Lien referred to above; provided that (a) such extension, renewal or replacement Lien is limited to the same property that secured the original Lien (plus improvements and accessions to such property) and (b) the Indebtedness secured by the new Lien is not greater than the Indebtedness secured by the Lien that is extended, renewed or replaced; and

(8) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Principal Property” means any manufacturing plant, warehouse or other similar facility or any parcel of real estate or group of contiguous parcels of real estate owned by the Company or any of its Subsidiaries (whether owned on the date of the indenture or thereafter acquired) that has a gross book value on the date as of which the determination is being made, without deduction of any depreciation reserves, exceeding 1% of Consolidated Net Tangible Assets.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any Principal Property which has been or is to be sold or transferred by the Company or any such Subsidiary to such Person with the intention of taking back a lease of such property, except for temporary leases for a term (including renewals at the option of the lessee) of not more than three years and except for leases between the Company and a Subsidiary or between Subsidiaries of the Company.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Wholly-Owned Subsidiary” means, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

PLAN OF DISTRIBUTION

We may sell debt securities offered by this prospectus in and/or outside the United States:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in a prospectus supplement the particular terms of any offering of debt securities, including the following:

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale;

•	any discounts and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable debt securities may be listed.

If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The debt securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities of the series offered if any of the debt securities are purchased.

We may sell debt securities through agents or dealers designated by us. Any agent or dealer involved in the offer or sale of the debt securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent or dealer will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase debt securities from us as principal and may resell those debt securities at varying prices to be determined by the dealer.

We also may sell debt securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the debt securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may solicit offers to purchase debt securities directly from, and we may sell debt securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Some or all of the debt securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL MATTERS

The validity of the debt securities and certain other matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. Certain legal matters as to the guarantee given by Soltech, Inc. will be passed upon by Stites & Harbison, PLLC, Louisville, Kentucky, certain legal matters as to the guarantee given by CDC Corporation will be passed upon by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin and certain legal matters as to the guarantee given by OCV Fabrics US, Inc. will be passed upon by Pierce Atwood LLP, Portland, Maine.

EXPERTS

The financial statements and financial statement schedule incorporated in this prospectus by reference to Owens Corning’s Current Report on Form 8-K dated June 1, 2009, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Owens Corning for the year ended December 31, 2008 have been so incorporated in reliance on the reports, which contain an explanatory paragraph on the adoption of fresh-start accounting as of November 1, 2006 in connection with the registrant’s emergence from bankruptcy, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Securities and Exchange Commission registration fee	$		(*)
Rating agency fees		445,000
Legal fees and expenses		100,000
Accounting fees and expenses		125,000
Trustee’s fees and expenses		10,000
Printing, distribution and engraving fees		70,000
Miscellaneous		10,000

Total		$760,000

(*)	Deferred in reliance upon Rule 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. As the Registrants are constituted in varying jurisdictions, there are a number of applicable statutes.

Registrants Incorporated Under Delaware Law

Owens Corning, Engineered Pipe Systems, Inc., Eric Company, Falcon Foam Corporation, IPM Inc., Jefferson Holdings, Inc., OCCV1, Inc., Owens-Corning Funding Corporation, Owens Corning HOMExperts, Inc., Owens Corning HT, Inc., Owens Corning Overseas Holding, Inc., and Palmetto Products, Inc. are each incorporated under the laws of the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the DGCL.

Article X of Owens Corning’s amended and restated certificate of incorporation eliminates the personal liability of Owens Corning’s directors to the fullest extent permitted by the DGCL. Such section eliminates or limits the personal liability of a director to Owens Corning or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Owens Corning or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article IX of Owens Corning’s amended and restated bylaws provides that Owens Corning shall indemnify any and all persons who may serve or who have served at any time as a director or officer of Owens Corning or is or was serving at the request of Owens Corning as a director, manager, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, and any directors or officers of Owens Corning who at the request of Owens Corning may serve or at any time have served as agents or fiduciaries of an employee benefit plan of Owens Corning or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent, to the fullest extent authorized or permitted by applicable law. Owens Corning may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law, to the extent authorized or permitted by such law.

In addition to the provisions of the amended and restated articles of incorporation and amended and restated bylaws, Owens Corning has entered into indemnification agreements with all of its directors, to indemnify the directors to the fullest extent permitted by the amended and restated bylaws.

The bylaws and/or certificates of incorporation of Engineered Pipe Systems, Inc., Eric Company, Falcon Foam Corporation, IPM Inc., Jefferson Holdings, Inc., OCCV1, Inc., Owens-Corning Funding Corporation, Owens Corning HOMExperts, Inc., Owens Corning HT, Inc., Owens Corning Overseas Holding, Inc., and Palmetto Products, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the laws of Delaware.

Registrants Incorporated Under the Delaware Limited Liability Company Act

INTEGREX Ventures LLC, Modulo USA LLC, OCCV2, LLC, Owens Corning Composite Materials, LLC, Owens Corning Construction Services, LLC, Owens Corning Masonry Products, LLC, OCV Intellectual Capital, LLC, Owens Corning Foam Insulation, LLC, Owens Corning Franchising, LLC, Owens Corning Insulating Systems, LLC, Owens Corning Intellectual Capital, LLC, Owens Corning Roofing and Asphalt, LLC, Owens Corning Sales, LLC, Owens Corning Science and Technology, LLC, and Owens Corning U.S. Holdings, LLC are each a limited liability company formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Modulo USA LLC, Owens Corning Composite Materials, LLC, Owens Corning Construction Services, LLC, Owens Corning Masonry Products, LLC, OCV Intellectual Capital, LLC, Owens Corning Foam Insulation, LLC, Owens Corning Franchising, LLC, Owens Corning Insulating Systems, LLC, Owens Corning Intellectual Capital, LLC, Owens Corning Roofing and Asphalt, LLC, Owens Corning Sales, LLC, Owens Corning Science and Technology, LLC, and Owens Corning U.S. Holdings, LLC each have operating agreements which provide that the company will indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company), by reason of the fact that he, she or it is or was serving at the request of the company as a director, officer, or manager for any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with such action, suit or proceeding if he, she or it acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful.

OCCV2, LLC has a limited liability agreement which provides that, to the full extent permitted by applicable law, officers of the company shall be entitled to indemnification from the company for any loss, damage or claim incurred by such officer by reason of any act or omission performed or omitted by such officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such officer, except for any loss, damage or claim incurred by such officer by reason of gross negligence or willful misconduct with respect to such acts or omissions.

Registrants Incorporated Under Kentucky Law

Soltech, Inc. is incorporated under the laws of the state of Kentucky. Section 271B.8-510 of the Kentucky Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The amended and restated articles of incorporation of Soltech, Inc. provide for the indemnification of directors to the fullest extent permitted by the laws of Kentucky.

Registrants Incorporated Under Maine Law

OCV Fabrics US, Inc. is incorporated under the laws of the state of Maine. Under Section 853 of the Maine Business Corporation Act, a corporation shall indemnify a director or officer who is wholly successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In all other cases, the corporation may indemnify a person who is a party to a proceeding because he is a director or officer of the corporation for any liability incurred in the proceeding if (1) (a) his conduct was in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation.

OCV Fabrics US, Inc’s bylaws provide for indemnification for any director or officer to the fullest extent permitted by the laws of Maine.

Registrants Incorporated Under Wisconsin Law

CDC Corporation is incorporated under the laws of the state of Wisconsin. Under Section 180.0851 of the Wisconsin Business Corporation Law, a corporation shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In all other cases, the corporation shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the corporation, unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 of the Wisconsin Business Corporation Law provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the corporation’s articles of incorporation or bylaws.

Section 180.0859 of the Wisconsin Business Corporation Law provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the Wisconsin Business Corporation Law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

CDC Corporation’s bylaws provide for indemnification for any director or officer to the fullest extent permitted by the laws of Wisconsin.

Item 16.	Exhibits

The following is a list of all the exhibits filed as part of this registration statement.

1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation for OCV Fabrics US, Inc.

3.2	Bylaws for OCV Fabrics US, Inc.

3.3	Certificate of Formation for Owens Corning Intellectual Capital, LLC

3.4	Operating Agreement for Owens Corning Intellectual Capital, LLC

4.1	Indenture, dated as of June 2, 2009, between the Registrant, certain of the Registrants subsidiaries and Wells Fargo Bank, National Association, as trustee.

4.2*	Form of Debt Security.

5.1	Opinion of Sidley Austin LLP.

5.2	Opinion of Stites & Harbison, PLLC.

5.3	Opinion of Reinhart Boerner Van Deuren s.c.

5.4	Opinion of Pierce Atwood LLP.

12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.3	Consent of Stites & Harbison, PLLC (included in Exhibit 5.2).

23.4	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.3).

23.5	Consent of Pierce Atwood LLP (included in Exhibit 5.4).

24.1	Owens Corning Power of Attorney (set forth on Owens Corning’s signature page to this Registration Statement).

25	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-1.

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.

Item 17.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING
(Registrant)

By:	/S/ MICHAEL H. THAMAN
Michael H. Thaman
Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Duncan J. Palmer, Stephen K. Krull and Michael C. McMurray, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-3 (including all amendments, including post-effective amendments, thereto), and any registration statement filed pursuant to Rule 462(b) of the Securities Act in connection with the securities registered hereunder, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL H. THAMAN Michael H. Thaman	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 2, 2009

/S/ DUNCAN J. PALMER Duncan J. Palmer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 2, 2009

/S/ MARK W. MAYER Mark W. Mayer	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 2, 2009

/S/ NORMAN P. BLAKE, JR. Norman P. Blake, Jr.	Director	June 2, 2009

/S/ GASTON CAPERTON Gaston Caperton	Director	June 2, 2009

Signature	Title	Date

/S/ WILLIAM W. COLVILLE William W. Colville	Director	June 2, 2009

/S/ RALPH F. HAKE Ralph F. Hake	Director	June 2, 2009

/S/ F. PHILIP HANDY F. Philip Handy	Director	June 2, 2009

/S/ LANDON HILLIARD Landon Hilliard	Director	June 2, 2009

/S/ ANN IVERSON Ann Iverson	Director	June 2, 2009

/S/ JAMES J. MCMONAGLE James J. McMonagle	Director	June 2, 2009

/S/ W. HOWARD MORRIS W. Howard Morris	Director	June 2, 2009

/S/ JOSEPH F. NEELY Joseph F. Neely	Director	June 2, 2009

/S/ W. ANN REYNOLDS W. Ann Reynolds	Director	June 2, 2009

/S/ ROBERT B. SMITH, JR. Robert B. Smith, Jr.	Director	June 2, 2009

/S/ DANIEL K. K. TSEUNG Daniel K. K. Tseung	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

CDC CORPORATION

By:	/S/ DAN EIGEL
Dan Eigel President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAN EIGEL Dan Eigel	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

/S/ DAVID RABUANO David Rabuano	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

ENGINEERED PIPE SYSTEMS, INC.

By:	/S/ MICHAEL C. MCMURRAY
Michael C. McMurray President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL C. MCMURRAY Michael C. McMurray	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

/s/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

ERIC COMPANY

By:	/S/ JOSEPH J. MIKELONIS
Joseph J. Mikelonis President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ DUNCAN J. PALMER Duncan J. Palmer	Director	June 2, 2009

/S/ MICHAEL C. MCMURRAY Michael C. McMurray	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

FALCON FOAM CORPORATION

By:	/S/ MICHAEL H. THAMAN
Michael H. Thaman President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL H. THAMAN Michael H. Thaman	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

INTEGREX VENTURES LLC

By:	/S/ JOSEPH J. MIKELONIS
Joseph J. Mikelonis President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

/S/ MICHAEL C. MCMURRAY Michael C. McMurray	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

IPM INC.

By:	/S/ MICHAEL H. THAMAN
Michael H. Thaman President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL H. THAMAN Michael H. Thaman	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ DUNCAN J. PALMER Duncan J. Palmer	Director	June 2, 2009

/S/ STEPHEN K. KRULL Stephen K. Krull	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

JEFFERSON HOLDINGS, INC.

By:	/S/ MICHAEL H. THAMAN
Michael H. Thaman President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL H. THAMAN Michael H. Thaman	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL C. MCMURRAY Michael C. McMurray	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

MODULO USA LLC

By:	/S/ WILLIAM E. LEBARON
William E. LeBaron President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM E. LEBARON William E. LeBaron	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

/S/ MICHAEL C. MCMURRAY Michael C. McMurray	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OCCV1, INC.

By:	/S/ MICHAEL H. THAMAN
Michael H. Thaman President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL H. THAMAN Michael H. Thaman	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL C. MCMURRAY Michael C. McMurray	Director	June 2, 2009

/S/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OCCV2, LLC

By:	/S/ MICHAEL H. THAMAN
Michael H. Thaman President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL H. THAMAN Michael H. Thaman	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director of IPM Inc., sole member of the registrant	June 2, 2009

/S/ DUNCAN J. PALMER Duncan J. Palmer	Director of IPM Inc., sole member of the registrant	June 2, 2009

/S/ STEPHEN K. KRULL Stephen K. Krull	Director of IPM Inc., sole member of the registrant	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OCV FABRICS US, INC.

By:	/S/ STEVE NOWAK
Steve Nowak President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVE NOWAK Steve Nowak	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ JOHN W. CHRISTY John W. Christy	Director	June 2, 2009

/S/ GEORGE PETERS George Peters	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING COMPOSITE MATERIALS, LLC

By:	/S/ CHARLES E. DANA
Charles E. Dana President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES E. DANA Charles E. Dana	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING CONSTRUCTION SERVICES, LLC

By:	/S/ WILLIAM E. LEBARON
William E. LeBaron President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM E. LEBARON William E. LeBaron	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING MASONRY PRODUCTS, LLC

By:	/S/ WILLIAM E. LEBARON
William E. LeBaron President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM E. LEBARON William E. LeBaron	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OCV INTELLECTUAL CAPITAL, LLC

By:	/S/ JOHN B. HILLENBRAND, JR.
John B. Hillenbrand, Jr. President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN B. HILLENBRAND, JR. John B. Hillenbrand, Jr.	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING FOAM INSULATION, LLC

By:	/S/ JOE OCHOA
Joe Ochoa President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOE OCHOA Joe Ochoa	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 2, 2009

/S/ DAVID RABUANO David Rabuano	Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING FRANCHISING, LLC

By:	/S/ WILLIAM E. LEBARON
William E. LeBaron President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM E. LEBARON William E. LeBaron	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ JOHN W. CHRISTY John W. Christy	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS-CORNING FUNDING CORPORATION

By:	/S/ ROBERT R. KRAKOWIAK
Robert R. Krakowiak President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ROBERT R. KRAKOWIAK Robert R. Krakowiak	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

/S/ MICHAEL C. MCMURRAY Michael C. McMurray	Director	June 2, 2009

/S/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING HOMEXPERTS, INC.

By:	/S/ WILLIAM E. LEBARON
William E. LeBaron President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM E. LEBARON William E. LeBaron	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ JOHN W. CHRISTY John W. Christy	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING HT, INC.

By:	/S/ JOSEPH J. MIKELONIS
Joseph J. Mikelonis President and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	President and Assistant Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING INSULATING SYSTEMS, LLC

By:	/S/ KAREL K. CZANDERNA
Karel K. Czanderna President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KAREL K. CZANDERNA Karel K. Czanderna	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING INTELLECTUAL CAPITAL, LLC

By:	/S/ JOHN B. HILLENBRAND, JR.
John B. Hillenbrand, Jr. President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN B. HILLENBRAND, JR. John B. Hillenbrand, Jr.	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING OVERSEAS HOLDING, INC.

By:	/S/ MICHAEL C. MCMURRAY
Michael C. McMurray President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL C. MCMURRAY Michael C. McMurray	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

/S/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING ROOFING AND ASPHALT, LLC

By:	/S/ SHEREE L. BARGABOS
Sheree L. Bargabos President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ SHEREE L. BARGABOS Sheree L. Bargabos	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING SALES, LLC

By:	/S/ DAVID L. JOHNS
David L. Johns President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID L. JOHNS David L. Johns	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING SCIENCE AND TECHNOLOGY, LLC

By:	/S/ JOHN B. HILLENBRAND, JR.
John B. Hillenbrand, Jr. President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN B. HILLENBRAND, JR. John B. Hillenbrand, Jr.	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

OWENS CORNING U.S. HOLDINGS, LLC

By:	/S/ STEPHEN K. KRULL
Stephen K. Krull President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN K. KRULL Stephen K. Krull	President and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

PALMETTO PRODUCTS, INC.

By:	/S/ JOSEPH J. MIKELONIS
Joseph J. Mikelonis President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOSEPH J. MIKELONIS Joseph J. Mikelonis	President and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) and Director	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

/S/ MICHAEL C. MCMURRAY Michael C. McMurray	Director	June 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on June 2, 2009.

SOLTECH, INC.

By:	/S/ DAN EIGEL
Dan Eigel President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAN EIGEL Dan Eigel	President and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 2, 2009

/S/ MICHAEL H. THAMAN Michael H. Thaman	Director	June 2, 2009

/S/ DAVID RABUANO David Rabuano	Director	June 2, 2009

EXHIBIT INDEX

1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation for OCV Fabrics US, Inc.

3.2	Bylaws for OCV Fabrics US, Inc.

3.3	Certificate of Formation for Owens Corning Intellectual Capital, LLC

3.4	Operating Agreement for Owens Corning Intellectual Capital, LLC

4.1	Indenture, dated as of June 2, 2009, between the Registrant, certain of the Registrants subsidiaries and Wells Fargo Bank, National Association, as trustee.

4.2*	Form of Debt Security.

5.1	Opinion of Sidley Austin LLP.

5.2	Opinion of Stites & Harbison, PLLC.

5.3	Opinion of Reinhart Boerner Van Deuren s.c.

5.4	Opinion of Pierce Atwood LLP.

12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.3	Consent of Stites & Harbison, PLLC (included in Exhibit 5.2).

23.4	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.3).

23.5	Consent of Pierce Atwood LLP (included in Exhibit 5.4).

24.1	Owens Corning Power of Attorney (set forth on Owens Corning’s signature page to this Registration Statement).

25	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-1.

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.